EXHIBIT 99.1
GoPro Announces Second Quarter 2018 Results
Revenue of $283 Million, up 40% Sequentially
Market Share Grows Internationally
Fusion Captured 48% of the Spherical Camera Market in the US
GoPro is the #1 Selling Camera in North America for the 18th Straight Quarter

SAN MATEO, Calif., August 2, 2018 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its second quarter ended June 30, 2018.
“GoPro is executing,” said founder and CEO Nicholas Woodman. “We are on track; sell-through is solid in all regions indicating strong demand, and we believe GoPro will be profitable in the second half of 2018. Our plan is to exit the year with an improved margin profile we believe translates into a profitable 2019.”

Recent GoPro Highlights

•	Revenue for Q2 2018 was $283 million, down 5% year-over-year and up 40% quarter-over-quarter.

•	GAAP gross margin for the quarter was 29%, up from 22% in Q1 2018. Non-GAAP gross margin for the quarter was 31%, up from 24% in Q1 2018.

•	Q2 2018 GAAP net loss of $37 million represents a 51% sequential improvement- resulting in a $0.27 loss per share and a non-GAAP net loss of $21 million, or $0.15 loss per share.

•	Cash and investments totaled $140 million at the end of Q2 2018.

•	Inventory decreased by $47 million from Q1 2018, GoPro’s lowest level since Q2 2014.

•
GoPro reduced GAAP operating expenses by $16 million, or 13%, year-over-year. GoPro reduced non-GAAP operating expenses by $13 million, or 11% year-over-year. In 2018, GoPro is targeting non-GAAP operating expenses below $400 million.

•
HERO5 Black sold more than four million units since its launch in 2016 — making it the best-selling GoPro of all time, achieving the record three months sooner than the previous record holder, HERO4 Silver.

•	In the US, GoPro held 97% dollar share of the action camera category. The top five cameras sold by unit volume were all GoPros in Q2 2018 according to the NPD Group.

•	In the US, Fusion captured 48% dollar share of the spherical camera market according to the NPD Group.

•	In Europe, GoPro held four of the top five selling action cameras in Q2 2018 according to GfK.

•
In Asia, GoPro held four of the top five selling action cameras. In Japan, GoPro’s share of the action camera market increased to 58% by unit volume. In Korea, sell-through grew by 22% by dollar volume year-over-year according to GfK.

•	‘Plus’ subscription service has 160,000 active paying subscribers at the end of Q2 2018, up 9% quarter-over-quarter.

•	Social followers increased by more than 760,000 to more than 36 million across all platforms, driven primarily by quarter-over-quarter increases on YouTube and Instagram.

•
Ty Ahmad-Taylor was appointed to GoPro’s Board of Directors. Mr. Ahmad-Taylor brings decades of experience in the media and consumer electronics industries and is currently Vice President of Product Marketing at Facebook.

•	For the 18th straight quarter, GoPro is the number one selling camera by unit volume in North America. In Q2 2018, GoPro sold its 30 millionth camera since the first HD Hero in 2009.

Results Summary:

	Three months ended June 30,
($ in thousands, except per share amounts)	2018	2017	% Change
Revenue	$282,677	$296,526	(4.7)%
Gross margin
GAAP	29.5%	35.6%	(610) bps
Non-GAAP	30.8%	36.2%	(540) bps
Operating loss
GAAP	$(30,836)	$(24,983)	(23.4)%
Non-GAAP	$(16,719)	$(9,250)	(80.7)%
Net loss
GAAP	$(37,269)	$(30,536)	(22.0)%
Non-GAAP	$(20,843)	$(12,914)	(61.4)%
Diluted net loss per share
GAAP	$(0.27)	$(0.22)	(22.7)%
Non-GAAP	$(0.15)	$(0.09)	(66.7)%
Adjusted EBITDA	$(8,697)	$5,120	(269.9)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (800) 406-5345 or (719) 457-2644, access code 7705510, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.

About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world celebrate and share itself in immersive and exciting ways.
GoPro, HERO, Karma, Quik, QuikStories and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs, non-cash interest expense and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses and tax expense for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to, expectations regarding our business outlook for 2018 and our ability to address the industry-wide shortage in supply of passive components. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including roadmap for new hardware and software products) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; the effects of the industry-wide shortage of passive components; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products) and; the effects of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2018	2017	2018	2017
Revenue	$282,677	$296,526	$485,023	$515,140
Cost of revenue	199,308	190,894	356,738	340,942
Gross profit	83,369	105,632	128,285	174,198

Operating expenses:
Research and development	38,225	55,497	89,204	121,663
Sales and marketing	60,256	56,678	109,426	124,534
General and administrative	15,724	18,440	35,230	41,199
Total operating expenses	114,205	130,615	233,860	287,396
Operating loss	(30,836)	(24,983)	(105,575)	(113,198)
Other income (expense):
Interest expense	(4,621)	(3,784)	(9,188)	(4,598)
Other income, net	(1,106)	222	(929)	383
Total other expense, net	(5,727)	(3,562)	(10,117)	(4,215)
Loss before income taxes	(36,563)	(28,545)	(115,692)	(117,413)
Income tax (benefit) expense	706	1,991	(2,076)	24,273
Net loss	$(37,269)	$(30,536)	$(113,616)	$(141,686)

Net loss per share:
Basic	$(0.27)	$(0.22)	$(0.82)	$(1.02)
Diluted	$(0.27)	$(0.22)	$(0.82)	$(1.02)

Weighted-average shares used to compute net loss per share:
Basic	139,166	136,288	138,515	139,575
Diluted	139,166	136,288	138,515	139,575

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$114,843	$202,504
Marketable securities	24,951	44,886
Accounts receivable, net	116,573	112,935
Inventory	86,095	150,551
Prepaid expenses and other current assets	37,657	62,811
Total current assets	380,119	573,687
Property and equipment, net	56,566	68,587
Intangible assets, net and goodwill	164,970	170,958
Other long-term assets	23,900	37,014
Total assets	$625,555	$850,246

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$110,415	$138,257
Accrued liabilities	129,854	213,030
Deferred revenue	15,279	19,244
Total current liabilities	255,548	370,531
Long-term debt	134,416	130,048
Other long-term liabilities	47,876	50,962
Total liabilities	437,840	551,541

Stockholders’ equity:
Common stock and additional paid-in capital	874,939	854,452
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(573,611)	(442,134)
Total stockholders’ equity	187,715	298,705
Total liabilities and stockholders’ equity	$625,555	$850,246

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2018	2017	2018	2017
Operating activities:
Net loss	$(37,269)	$(30,536)	$(113,616)	$(141,686)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,173	11,467	18,080	23,160
Stock-based compensation	10,011	11,235	20,834	24,360
Deferred income taxes	(32)	156	(625)	(1,894)
Non-cash restructuring charges	323	1,834	3,256	2,800
Non-cash interest expense	2,018	1,530	3,952	1,530
Other	(839)	2,133	(567)	3,763
Net changes in operating assets and liabilities	15,567	(9,247)	(29,474)	(61,399)
Net cash used in operating activities	(1,048)	(11,428)	(98,160)	(149,366)

Investing activities:
Purchases of property and equipment, net	(96)	(4,946)	(6,878)	(10,112)
Purchases of marketable securities	—	—	(14,896)	—
Maturities of marketable securities	15,000	—	35,000	14,160
Sale of marketable securities	—	—	—	11,623
Net cash provided by (used in) investing activities	14,904	(4,946)	13,226	15,671

Financing activities:
Proceeds from issuance of common stock	215	591	3,425	6,629
Taxes paid related to net share settlement of equity awards	(1,350)	(1,927)	(3,752)	(8,210)
Proceeds from issuance of convertible senior notes	—	175,000	—	175,000
Prepayment of forward stock repurchase transaction	—	(78,000)	—	(78,000)
Payment of deferred acquisition-related consideration	(2,450)	—	(2,450)	(75)
Payment of credit facility issuance costs	—	(5,250)	—	(5,250)
Net cash provided by (used in) financing activities	(3,585)	90,414	(2,777)	90,094
Effect of exchange rate changes on cash and cash equivalents	(415)	838	50	1,242
Net change in cash and cash equivalents	9,856	74,878	(87,661)	(42,359)
Cash and cash equivalents at beginning of period	104,987	74,877	202,504	192,114
Cash and cash equivalents at end of period	$114,843	$149,755	$114,843	$149,755

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring costs which primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016, first quarter of 2017 and first quarter of 2018. These expenses were tied to unique circumstances related to organizational restructuring, do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

•
non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) includes income tax adjustments. Beginning in the first quarter of 2017, we implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2018	2017	2018	2017
GAAP net loss	$(37,269)	$(30,536)	$(113,616)	$(141,686)
Stock-based compensation:
Cost of revenue	490	415	872	910
Research and development	4,960	5,390	9,965	11,072
Sales and marketing	2,313	1,995	5,060	4,686
General and administrative	2,248	3,435	4,937	7,692
Total stock-based compensation	10,011	11,235	20,834	24,360

Acquisition-related costs:
Cost of revenue	3,334	1,195	5,989	2,430
Research and development	—	946	—	2,082
General and administrative	—	1	3	(22)
Total acquisition-related costs	3,334	2,142	5,992	4,490

Restructuring costs:
Cost of revenue	3	25	1,242	418
Research and development	145	1,702	9,744	7,381
Sales and marketing	229	361	3,847	5,603
General and administrative	395	268	2,677	1,409
Total restructuring costs	772	2,356	17,510	14,811

Non-cash interest expense	2,018	1,530	3,952	1,530
Income tax adjustments	291	359	(2,879)	20,798
Non-GAAP net loss	$(20,843)	$(12,914)	$(68,207)	$(75,697)

GAAP shares for diluted net loss per share	139,166	136,288	138,515	139,575
Add: dilutive shares	—	—	—	—
Non-GAAP shares for diluted net loss per share	139,166	136,288	138,515	139,575

Non-GAAP diluted net loss per share	$(0.15)	$(0.09)	$(0.49)	$(0.54)

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2018	2017	2018	2017
GAAP gross profit	$83,369	$105,632	$128,285	$174,198
Stock-based compensation	490	415	872	910
Acquisition-related costs	3,334	1,195	5,989	2,430
Restructuring costs	3	25	1,242	418
Non-GAAP gross profit	$87,196	$107,267	$136,388	$177,956

GAAP gross profit as a % of revenue	29.5%	35.6%	26.4%	33.8%
Stock-based compensation	0.2	0.1	0.2	0.2
Acquisition-related costs	1.1	0.4	1.2	0.4
Restructuring costs	—	0.1	0.3	0.1
Non-GAAP gross profit as a % of revenue	30.8%	36.2%	28.1%	34.5%

GAAP operating expenses	$114,205	$130,615	$233,860	$287,396
Stock-based compensation	(9,521)	(10,820)	(19,962)	(23,450)
Acquisition-related costs	—	(947)	(3)	(2,060)
Restructuring costs	(769)	(2,331)	(16,268)	(14,393)
Non-GAAP operating expenses	$103,915	$116,517	$197,627	$247,493

GAAP operating loss	$(30,836)	$(24,983)	$(105,575)	$(113,198)
Stock-based compensation	10,011	11,235	20,834	24,360
Acquisition-related costs	3,334	2,142	5,992	4,490
Restructuring costs	772	2,356	17,510	14,811
Non-GAAP operating loss	$(16,719)	$(9,250)	$(61,239)	$(69,537)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2018	2017	2018	2017
GAAP net loss	$(37,269)	$(30,536)	$(113,616)	$(141,686)
Income tax (benefit) expense	706	1,991	(2,076)	24,273
Interest expense, net	4,299	3,652	8,511	4,413
Depreciation and amortization	9,173	11,467	18,080	23,160
POP display amortization	3,611	4,955	7,523	10,120
Stock-based compensation	10,011	11,235	20,834	24,360
Restructuring costs	772	2,356	17,510	14,811
Adjusted EBITDA	$(8,697)	$5,120	$(43,234)	$(40,549)

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Investor Contact
(855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
Jeff Brown (650) 332-7600 x 9997